UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
 Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2004 (August 27, 2004)

VISHAY INTERTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lincoln Highway, Malvern, PA		19355-2120

(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Item 2.05 - Costs Associated with Exit or Disposal Activities

On August 27, 2004, Vishay Intertechnology, Inc. announced its intent to close its Colmar, France small-signal diode assembly facility and transfer production to other Vishay facilities.  The closure of the Colmar facility is consistent with Vishay’s on-going strategy to improve competitiveness and reduce costs by shifting production from high-labor-cost markets to lower-labor-cost markets.

The amount of severance payments was subject to negotiation with the labor council which represents the employees at the Colmar facility.  Vishay and the labor council have now reached an agreement in regard to severance payments. Related to the closure of the Colmar facility, Vishay expects to record a charge to earnings of approximately $26 million during the fourth quarter of 2004, the majority of which will represent severance pay.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vishay Intertechnology, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 27, 2004

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ RICHARD N. GRUBB

Name:	Richard N. Grubb
Title:	Executive Vice President and Chief Financial Officer